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                                                                    EXHIBIT 3.49

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                        MICH-COM ACQUISITION CORPORATION,
                             A FLORIDA CORPORATION

         Pursuant to the Florida Business Corporation Act, Article I of the Articles of Incorporation of MICH-COM ACQUISITION CORPORATION, a Florida corporation, hereinafter referred to as the "Corporation", is amended to read as follows:

                                    ARTICLE I
                                      NAME

         The name of the Corporation is NETWORK CABLING HOLDINGS, INC.


         This Amendment shall be effective upon its filing with the Florida Department of State.

         The foregoing Amendment to the Articles of Incorporation of the Corporation was approved by the Corporation's sole director by Written Consent effective as of April 27, 2000. No shares have been issued, therefore, shareholder action was not required.

         IN WITNESS WHEREOF, the undersigned sole director of the Corporation has executed these Articles of Amendment this 27 day of April, 2000.


                                              MICH-COM ACQUISITION CORPORATION,
                                              a Florida Corporation


                                              By: /s/ WILLIAM J. MERCURIO
                                                 ------------------------------
                                                      William J. Mercurio,
                                                      Sole director


Prepared by:
Donn A. Beloff, Esq.
350 East Las Olas Blvd., Ste. 1600
Ft. Lauderdale, Florida 33301
(954) 463-2700
Florida Bar No. 222429


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                            ARTICLES OF INCORPORATION
                                       OF
                        MICH-COM ACQUISITION CORPORATION


         The undersigned, acting as incorporator of MICH-COM ACQUISITION CORPORATION, pursuant to the Florida Business Corporation Act, adopts the following Articles of Incorporation:

                                 ARTICLE I. NAME

         The name of the corporation is:

                        MICH-COM ACQUISITION CORPORATION

                               ARTICLE II. ADDRESS

         The mailing address of the corporation is 2240 Palm Beach Lakes Boulevard, Suite 100, West Palm Beach, FL 33409.


                     ARTICLE III. COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence at 12:01 A.M. on the date of filing of these Articles of Incorporation.


                               ARTICLE IV. PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                         ARTICLE V. AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 1,000 shares of common stock having a par value of $.01 per share.


                                    [STAMP]

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                 ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 2240 Palm Beach Lakes Boulevard, Suite 100, West Palm Beach, Florida 33409, and the name of the corporation's initial registered agent at that address is William J. Mercurio.


                     ARTICLE VII. INITIAL BOARD OF DIRECTORS

         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the Initial director is:

              Name                            Address

              William J. Mercurio             2240 Palm Beach Lakes Boulevard
                                              Suite 100
                                              West Palm Beach, FL 33409


                            ARTICLE VIII. INCORPORATOR

         The name and street address of the incorporator is:

              Name                            Address

              Vanessa Sciarra                 701 Brickell Avenue
                                              Suite 3000
                                              Miami, FL 33131

         The incorporator of the corporation assigns to this corporation her rights under Section 607.0201, Florida Statutes, to constitute a corporation, and she assigns to those persons designated by the board of directors any rights she may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                               ARTICLE IX. BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

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         The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 5th day of March, 1998.



                                                    /s/ VANESSA SCIARRA
                                               ---------------------------------
                                               Vanessa Sciarra, Incorporator


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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS
WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


         Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

         That Mich-Com Acquisition Corporation, desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 2240 Palm Beach Lakes Boulevard, Suite 100, West Palm Beach, State of Florida, has named William J. Mercurio as its agent to accept service of process within this state.

ACKNOWLEDGEMENT:


         Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.


                                               /s/ WILLIAM J. MERCURIO
                                        ----------------------------------------
                                        William J. Mercurio, Registered Agent


                                    [STAMP]


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